Exhibit (a)(25)
                           OFFER TO PURCHASE FOR CASH

                     All Outstanding Shares of Common Stock
                                       of
               PUTNAM CALIFORNIA INVESTMENT GRADE MUNICIPAL TRUST
                                       at
                              $14.75 Net Per Share
                                       by
                            MILDRED B. HOREJSI TRUST


    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:30 PM, EASTERN STANDARD
              TIME, ON MARCH 8, 2007, UNLESS THE OFFER IS EXTENDED.

                                                               February 16, 2007

To Our Clients:

     Enclosed for your consideration is a Supplement to the Offer to Purchase dated February 16, 2007, and a related letter of transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by the Mildred B. Horejsi Trust, an irrevocable grantor trust administered in accordance with Alaska administrative statutes and governed by Alaska trust law (the "Trust") to purchase all outstanding shares of common stock, par value $0.001 per share (the "shares"), of Putnam California Investment Grade Municipal Trust, a Massachusetts business trust ("PCA"), on the terms and subject to the conditions set forth in the Offer.

     We are the holder of record of shares held by us for your account. A tender of those shares can be made only by us as the holder of record and pursuant to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used to tender shares held by us for your account.

     We request instructions as to whether you wish to tender any or all of the shares held by us for your account pursuant to the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The Offer price is $14.75 per share, net to you in cash (subject to applicable withholding of United States federal, state and local taxes), without interest thereon, on the terms and subject to the conditions set forth in the Offer. This is approximately 99% of the net asset value, per share, of PCA as of the close of trading on February 15, 2007. The Offer is being made for all of the outstanding shares of PCA.

          2. The Offer is conditioned upon the conditions to the Offer described in Section 14 of the Offer to Purchase and the Supplement dated February 9, 2007. Please note that one of these conditions requires that shares accepted for purchase that are tendered by shareholders holding shares as of February 15, 2007 must be accompanied by a valid irrevocable legal proxy to votes such shares. Pursuant to your instruction, we will deliver to the depository a legal proxy to vote such tendered shares on your behalf.

          3. Tendering stockholders will not be obligated to pay brokerage fees or commissions to the depositary or the information agent or, except as set forth in Instruction 6 of the letter of transmittal, transfer taxes on the purchase of shares by the Purchasers pursuant to the Offer. However, federal income tax backup withholding at a rate of 28% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the letter of transmittal.

     If you wish to have us tender any of or all the shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize the tender of your shares, all such shares will be tendered unless you otherwise specify below. Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the expiration date.

     In all cases, payment for shares accepted for payment pursuant to the Offer will be made only after timely receipt by Colbent Corporation (the "depositary") of (1) the certificates for (or a timely book-entry confirmation (as defined in the Offer to Purchase) with respect to) such shares, (2) a letter of transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 3 of the Offer to Purchase, an agent's message (as defined in the Offer to Purchase), and (3) any other documents required by the letter of transmittal. Accordingly, tendering stockholders may be paid at different times depending on when certificates for shares or book-entry confirmations with respect to shares are actually received by the depositary.

     UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASERS, REGARDLESS OF ANY EXTENSION OF OR AMENDMENT TO THE OFFER OR ANY DELAY IN PAYING FOR SUCH SHARES.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of that jurisdiction.

                        INSTRUCTION FORM WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
               PUTNAM CALIFORNIA INVESTMENT GRADE MUNICIPAL TRUST

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated January 22, 2007, as amended, and the related letter of transmittal, as amended relating to the Offer by the Mildred B. Horejsi Trust to purchase up to 100% of the outstanding shares of common stock, par value $0.001 per share (the "shares"), of Putnam California Investment Grade Municipal Trust, a Massachusetts business trust.

     This will instruct you to tender the number of shares indicated below held by you for the account of the undersigned (or, if no amount is indicated below, all the shares held by you for the account of the undersigned) on the terms and subject to the conditions set forth in the Offer to Purchase and the related letter of transmittal.


Number of Shares to be Tendered*
                                                     _____________________________________________

_____________________________________________        _____________________________________________
   shares

                                                                Signatures

Dated: _________________________________, 2007       _____________________________________________

                                                     _____________________________________________

                                                     _____________________________________________
                                                                Please type or print name(s)

                                                     Address(es) (including Zip Code(s)):

                                                     _____________________________________________

                                                     _____________________________________________

                                                     _____________________________________________

                                                     _____________________________________________

                                                     _____________________________________________

                                                     Area Code and Telephone No.

                                                     _____________________________________________

                                                     Taxpayer Identification or Social Security No.:

                                                     _____________________________________________


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* Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.